As filed with the Commission on July 8, 2004	Registration No. 333-113974

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 3 to

FORM SB-2

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ZOOLINK CORPORATION
(Name of small business issuer in its charter)

Nevada	9995	91-1997473
(State of Jurisdiction)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification No.)

510 - 601 West Hastings Street
Vancouver, British Columbia
Canada    V6B 5A6
(604) 638-5465
(Address and telephone number of principal executive offices)

Zoolink Corporation
510 - 601 West Hastings Street
Vancouver, British Columbia
Canada V6B 5A6
(604) 638-5465
Attention: West McDonald
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of	Number of	Proposed maximum	Proposed maximum	Amount of
securities to be	shares to be	offering price per share (1)	aggregate offering price	registration fee (2)
registered	registered

Common Stock
$0.001 par value	50,028,409	$0.06	$3,001,705	$380.32

Total	50,028,409	$0.06	$3,001,705	$380.32

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (o) under the Securities Act. For the purposes of this table, we have used the average of the closing bid and asked prices on March 17, 2004.

(2)	Fee already paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

This amendment is filed solely to refile the legal opinion and consent of Mound, Cotton, Wollan and Greengrass as Exhibits 5.1 and 23.2; to refile the consent of Morgan & Company as Exhibit 23.1; and to amend the signatures.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on June 24, 2004.

ZOOLINK CORPORATION

/s/ West McDonald
By:	West McDonald
President, Chief Executive Officer, Chief Financial
Officer and Chief Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated:

Date: June 24, 2004	/s/ West McDonald
	By:	West McDonald
President, Chief Executive Officer, Chief Financial
Officer, Chief Principal Accounting Officer and a
Director

/s/ Ali Shawkat
	By:	Ali Shawkat
Secretary and Director